                                                                   Exhibit 23.1

  [Letterhead of Deloitte Touche Tohmatsu Certified Public Accountants Ltd.]

To the Board of Directors of Semiconductor Manufacturing International
Corporation:

We consent to the use in this Registration Statement of Semiconductor Manufacturing International Corporation on Form F-1 of our audit report dated January 20, 2004 (February 20, 2004 as to Note 21), appearing in the prospectus, which is part of this Registration Statement.

We also consent to the reference made to us under the section entitled "Experts" in this prospectus.

/s/  Deloitte Touche Tohmatsu Certified Public Accountants Limited

Shanghai, China
March 5, 2004